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                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of TechSys, Inc. dated August 30, 2000 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  August 30, 2000

                                         LAZAR & COMPANY I.G., LLC
                                         By: LAZAR & COMPANY I.G., INC.
                                         Title: Managing Partner

                                         /s/ Shlomo Lazar
                                         -------------------------------
                                         By: Shlomo Lazar
                                         Title: Chief Executive Officer



                                         LAZAR & COMPANY I.G., INC.

                                         /S/ Shlomo Lazar
                                         ------------------------------
                                         By: Shlomo Lazar
                                         Title: Chief Executive Officer



                                         /S/ Shlomo Lazar
                                         ------------------------------
                                         Shlomo Lazar